As filed with the Securities and Exchange Commission on July 6, 2006

Investment Company Act File No. 811-06115

U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________________
FORM N-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933	☐

Pre-Effective Amendment No.	☐

Post-Effective Amendment No. and/or	☐

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☐

Amendment No. 10	☒
(Check appropriate box or boxes.)
______________________

THE SINGAPORE FUND, INC. (Exact Name of Registrant as Specified in Charter)

c/o Daiwa Securities Trust Company One Evertrust Plaza Jersey City, New Jersey 07302-3501 (Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (201) 915-3054
______________________

John O’Keefe The Singapore Fund, Inc. c/o Daiwa Securities Trust Company One Evertrust Plaza Jersey City, New Jersey 07302-3501 (Name and Address of Agent for Service)
______________________
WITH COPIES TO:
Leonard B. Mackey, Jr., Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000
______________________

EXPLANATORY NOTE

This filing is made solely for the purpose of filing as an exhibit the Dividend Reinvestment and Cash Purchase Plan of The Singapore Fund, Inc.

PART C - OTHER INFORMATION

ITEM 24.	FINANCIAL STATEMENTS AND EXHIBITS
(2)	Exhibits
(a)	(1)	-	Articles of Incorporation[1]
	(2)	-	Articles of Amendment[2]
	(3)	-	Articles Supplementary[3]
(b)	(1)	-	Amended and Restated By-Laws[4]
	(2)	-	Amendment to Amended and Restated By-Laws[5]
	(3)	-	Amendment to Amended and Restated By-Laws[3]
(c)		-	Not applicable
(d)	(1)	-	Specimen certificate for Common Stock, par value $.01 per share[2]
	(2)	-	Form of Subscription Certificate[6]
	(3)	-	Form of Notice of Guaranteed Delivery[6]
	(4)	-	DTC Participant Oversubscription Exercise Form[6]
	(5)	-	Certification and Request for Additional Rights[6]
	(6)	-	Form of Subscription Agent Agreement[6]
	(7)	-	Information Agent Agreement[6]
(e)		-	Dividend Reinvestment and Cash Purchase Plan*
(f)		-	Not applicable
(g)	(1)	-	Form of Investment Management Agreement[2]
	(2)	-	Form of Investment Advisory Agreement[2]
(h)	(1)	-	Form of Dealer Manager Agreement[6]
	(2)	-	Form of Soliciting Dealer Agreement[6]
(i)		-	Not applicable
(j)	(1)	-	Form of Custodian Agreement[2]
	(2)	-	Form of Sub-Custodian Agreement, dated July 23, 1990, between the Custodian and the Development Bank of Singapore Limited[2]
	(3)	-	Form of Sub-Custodian Agreement, dated September 28, 1990, between the Custodian and The Hong Kong and Shanghai Banking Corporation Limited[7]
(k)	(1)	-	Form of Registrar, Transfer Agency and Service Agreement[2]
	(2)	-	Form of Administration Agreement[2]
(l)	(1)	-	Opinion and consent of Clifford Chance US LLP[6]
	(2)	-	Opinion and consent of Piper & Marbury L.L.P.[6]
(m)		-	Not applicable
(n)	(1)	-	Consent of Price Waterhouse[6]
	(2)	-	Consent of Price Shook Lin & Bok as to Singapore Tax Matters[6]
(o)		-	Not applicable
(p)		-	Form of Investment Letter[2]
(q)		-	Not applicable
(r)		-	Not applicable

[1]	Filed as an exhibit to the Fund’s Registration Statement on Form N-2 on June 1, 1990 (File Nos. 33-35193; 811-06115).
[2]	Filed as an exhibit to Pre-Effective Amendment No. 2 to the Fund’s Registration Statement on Form N-2 on July 24, 1990 (File Nos. 33-35193; 811-06115).
[3]	Filed as an exhibit to Amendment No. 9 to the Fund’s Registration Statement on Form N-2 on April 29, 2002 (File No. 33-93878; 811-06115).
[4]	Filed as an exhibit to Amendment No. 5 to the Fund’s Registration Statement on Form N-2 on February 19, 1992 (File No. 811-06115).
[5]	Filed as an exhibit to Amendment No. 8 to the Fund’s Registration Statement on Form N-2 on March 20, 1998 (File No. 811-06115).
[6]	Filed as an exhibit to Pre-Effective Amendment No. 7 to the Fund’s Registration Statement on Form N-2 on October 28, 1993 (File Nos. 33-68998; 811-06115)
[7]	Filed as an exhibit to Amendment No. 3 to the Fund’s Registration Statement on Form N-2 on February 21, 1992 (File No. 811-06115).
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 6th day of July, 2006.

THE SINGAPORE FUND, INC.

By:	/s/ John O’Keefe

John O’Keefe
Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Document
(e)	Dividend Reinvestment and Cash Purchase Plan